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Education Management Corporation Reports Fiscal 2014 Second Quarter Results
- EBITDA of $87.1 million excluding certain expenses on reported net income of $1.1 million -
- Diluted EPS of $0.01, or $0.10 excluding certain expenses -

PITTSBURGH, Feb. 5, 2014 -- Education Management Corporation (NASDAQ: EDMC), one of the largest providers of post-secondary education in North America, today reported its financial results for the three months ended Dec. 31, 2013. Net revenues during the quarter were $593.7 million, a decrease of 9.3 percent from the prior year quarter, and the company reported net income of $1.1 million, or $0.01 per diluted share, as compared to net income of $31.1 million, or $0.25 per diluted share, in the prior year quarter.

“While we still confront a challenging operating environment, several key measures of performance were favorable this past quarter, most notably the new student enrollment at The Art Institutes and South University and the continued improvement in our overall 180-day new student cohort retention rate,” said Edward H. West, Education Management’s president and CEO. “We have adjusted our outlook for the remainder of the fiscal year based on current business trends and an increased investment in scholarships and other initiatives that we believe will improve the student experience and result in long-term success.”

Financial and Operational Highlights
Financial and operational highlights for the second quarter of fiscal 2014 included the following:

•	Total new students were approximately 23,820, a slight decrease from approximately 23,980 new students in the second quarter of fiscal 2013.

•
For the three months ended Dec. 31, 2013, average enrolled student body was approximately 122,990, a 6.5 percent decline from 131,480 in the prior year quarter. Net revenues were $593.7 million, a decrease of 9.3 percent from $654.9 million recorded in the second quarter of fiscal 2013. The revenue decrease was primarily due to the decline in average enrolled student body, a higher amount of scholarships awarded and fewer revenue days in the current quarter compared to the prior year quarter.

•
The company recorded net income of $1.1 million, or $0.01 per diluted share, compared to net income of $31.1 million, or $0.25 per diluted share, for the prior year quarter. The company incurred restructuring expenses of $9.5 million ($5.7 million net of tax), settlement-related costs of $6.0 million ($3.6 million net of tax) and long-lived asset impairment charges of $3.8 million ($2.3 million net of tax) in the current quarter. Excluding these expenses, net income would have been $12.6 million, or $0.10 per diluted share, in the current quarter compared to $31.1 million, or $0.25 per diluted share, in the prior year quarter.

•
Earnings before interest, taxes and depreciation and amortization ("EBITDA") was $67.8 million in the current quarter compared to $123.3 million in the prior year quarter. After adjusting for restructuring expenses, settlement-related costs and long-lived asset impairment charges incurred in the current quarter as noted above, EBITDA would have been $87.1 million in the current quarter compared to $123.3 million in the prior year quarter.

•
Cash flows provided by operating activities for the six months ended Dec. 31, 2013 were $39.7 million compared to $93.2 million for the six months ended Dec. 31, 2012. The decrease in cash flow from operations in the current quarter compared to the prior year quarter was primarily due to lower operating results.

•	At Dec. 31, 2013, cash and cash equivalents were $60.8 million, compared to $189.0 million at Dec. 31, 2012. There were no borrowings outstanding on the revolving credit facility at Dec. 31, 2013.

•
On a cash basis, capital expenditures were $31.3 million, or 2.7 percent of net revenues, for the six months ended Dec. 31, 2013 compared to $39.5 million, or 3.1 percent of net revenues, for the six months ended Dec. 31, 2012.

Fiscal 2014 Outlook
For the fiscal year ending June 30, 2014, capital expenditures are projected to be approximately $80 million, compared to $83.2 million in the fiscal year ended June 30, 2013. Based on current business trends, including the recent January start, the impact of an increase in scholarships, and excluding restructuring and other special charges that have been or may be incurred, the company provided the following outlook for fiscal 2014.

Reconciliation of Fiscal Year 2014 Third Quarter and Annual Outlook of Net Income to EBITDA
(Dollars in millions, except earnings per share) (Unaudited)

Fiscal 2014 Outlook – 3rd Quarter:	For the Three Months Ending March 31, 2014
	Low	High
Earnings per diluted share	$0.13	$0.15

Net income	$17	$20
Income tax expense	12	13
Net interest expense	31	31
Depreciation and amortization	37	37
EBITDA	$97	$101

Fiscal 2014 Outlook – Annual:	For the Twelve Months Ending June 30, 2014
	Low	High
Earnings per diluted share	$0.09	$0.13
Earnings per diluted share excluding expenses related to restructuring charges, settlement-related costs and long-lived asset impairments	$0.19	$0.23

Net income	$11	$17
Expenses related to restructuring charges, settlement-related costs and long-lived asset impairments, net of tax	13	13
Net income excluding expenses related to restructuring charges, settlement-related costs and long-lived asset impairments	$24	$30

Income tax expense	$8	$12
Net interest expense	126	126
Depreciation and amortization	152	152
EBITDA excluding expenses related to restructuring charges, settlement-related costs and long-lived asset impairments	$310	$320

The above discussion of the company's fiscal 2014 outlook includes information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As more fully described below under the heading “Cautionary Statement,” these and other forward-looking statements are based on information currently available to management and involve estimates, assumptions, risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially and unpredictably from any future results, performance or achievements expressed or implied by such forward-looking statements.

The company's quarterly revenues and income fluctuate primarily as a result of the pattern of student enrollments, and its first fiscal quarter is typically the lowest revenue quarter of the fiscal year due to student vacations.

The presentation of EBITDA as well as the presentations excluding certain expenses, do not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of EBITDA and EBITDA and net income excluding certain expenses, together with a reconciliation to net income, which is the most directly comparable GAAP financial measure, see the Non-GAAP Financial Measures disclosure in the financial tables section below.

Conference Call and Webcast
Education Management Corporation will host a conference call to discuss its fiscal 2014 second quarter results on Thursday, Feb. 6, 2014 at 9 a.m. (Eastern Time). Those wishing to participate in this call should dial 412-317-6789 approximately 10 minutes prior to the start of the call. A listen-only audio of the conference call will also be broadcast live over the Internet at www.edmc.edu. A replay of the conference call will be available at www.edmc.edu for up to one year.

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	For the Three Months Ended December 31,			For the Six Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Net revenues	$593,673	$654,895	(9.3)%	$1,174,053	$1,264,459	(7.1)%
Costs and expenses:
Educational services (1)	345,587	360,377	(4.1)%	703,276	741,673	(5.2)%
General and administrative (2)	176,414	171,190	3.1%	348,583	345,682	0.8%
Depreciation and amortization (3)	38,593	39,255	(1.7)%	77,198	83,400	(7.4)%
Long-lived asset impairments	3,847	—	N/M	3,847	—	N/M
Total costs and expenses	564,441	570,822	(1.1)%	1,132,904	1,170,755	(3.2)%
Income before interest and income taxes	29,232	84,073	(65.2)%	41,149	93,704	(56.1)%
Interest expense, net	31,615	31,009	2.0%	63,481	62,461	1.6%
(Loss) income before income taxes	(2,383)	53,064	(104.5)%	(22,332)	31,243	(171.5)%
Income tax (benefit) expense	(3,472)	21,920	(115.8)%	(13,906)	13,192	(205.4)%
Net income (loss)	$1,089	$31,144	(96.5)%	$(8,426)	$18,051	(146.7)%
Earnings (loss) per share:
Basic	$0.01	$0.25		$(0.07)	$0.14
Diluted	$0.01	$0.25		$(0.07)	$0.14
Weighted average number of shares outstanding:
Basic	125,450	124,560		125,053	124,519
Diluted	131,010	124,762		125,053	124,620

(1)	Includes restructuring charges of $3.9 million in the three months ended Dec. 31, 2013 and $4.7 million and $8.2 million in the six months ended Dec. 31, 2013 and 2012, respectively.

(2)
Includes restructuring and settlement-related costs of $11.6 million in the three months ended Dec. 31, 2013 and $12.3 million and $0.9 million in the six months ended Dec. 30, 2013 and 2012, respectively.

(3)	Includes a $4.6 million charge in the six months ended Dec. 31, 2012 related to software assets that no longer had a useful life.

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2013	June 30, 2013	December 31, 2012
	(Unaudited)		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$60,790	$130,695	$189,042
Restricted cash	270,272	271,340	273,425
Total cash, cash equivalents and restricted cash	331,062	402,035	462,467
Student receivables, net of allowances of $180,355, $174,760 and $175,407	163,741	206,406	156,294
Notes, advances and other receivables	37,639	32,547	16,532
Deferred income taxes	76,927	76,927	102,668
Prepaid income taxes	35,379	20,854	—
Other current assets	34,709	32,850	48,107
Total current assets	679,457	771,619	786,068
Property and equipment, net	477,222	525,625	562,184
Goodwill	669,090	669,090	963,550
Intangible assets, net	299,979	300,435	329,361
Other long-term assets	54,340	48,524	52,655
Total assets	$2,180,088	$2,315,293	$2,693,818
Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt	$11,901	$12,076	$12,076
Revolving credit facility	—	75,000	—
Accounts payable	58,413	32,559	38,161
Accrued liabilities	154,758	157,417	136,613
Accrued income taxes	—	—	10,525
Unearned tuition	50,956	113,371	55,038
Advance payments	83,361	95,675	116,569
Total current liabilities	359,389	486,098	368,982
Long-term debt, less current portion	1,272,387	1,273,164	1,447,699
Deferred rent	189,173	201,202	212,085
Deferred income taxes	72,122	70,316	99,845
Other long-term liabilities	30,772	34,414	41,599
Shareholders’ equity:
Common stock, at par	1,450	1,435	1,435
Additional paid-in capital	1,809,769	1,794,846	1,785,413
Treasury stock, at cost	(331,782)	(328,605)	(328,605)
Accumulated deficit	(1,212,362)	(1,203,936)	(917,909)
Accumulated other comprehensive loss	(10,830)	(13,641)	(16,726)
Total shareholders’ equity	256,245	250,099	523,608
Total liabilities and shareholders’ equity	$2,180,088	$2,315,293	$2,693,818

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	For the Six Months Ended December 31,
	2013	2012
Cash flows from operating activities:
Net (loss) income	$(8,426)	$18,051
Adjustments to reconcile net (loss) income to net cash flows from operating activities:
Depreciation and amortization of property and equipment	74,181	80,241
Amortization of intangible assets	3,017	3,159
Bad debt expense	84,683	89,768
Long-lived asset impairments	3,847	—
Amortization of debt issuance costs	7,200	2,561
Share-based compensation	9,828	7,679
Non cash adjustments related to deferred rent	(9,956)	(7,824)
Amortization of deferred gains on sale-leaseback transactions	(1,126)	—
Changes in assets and liabilities:
Restricted cash	1,068	(5,545)
Receivables	(44,338)	(40,727)
Reimbursements for tenant improvements	573	3,891
Inventory	(1,292)	(583)
Other assets	(204)	2,939
Accounts payable	24,863	(15,853)
Accrued liabilities, including income taxes	(29,539)	2,343
Unearned tuition	(62,416)	(61,239)
Advance payments	(12,273)	14,316
Total adjustments	48,116	75,126
Net cash flows provided by operating activities	39,690	93,177
Cash flows from investing activities:
Expenditures for long-lived assets	(31,331)	(39,458)
Proceeds from sale of fixed assets	—	65,065
Reimbursements for tenant improvements	(573)	(3,891)
Net cash flows (used in) provided by investing activities	(31,904)	21,716
Cash flows from financing activities:
Payments under revolving credit facility	(75,000)	(111,300)
Issuance of common stock as a result of stock option exercises	2,722	3
Gross excess tax benefit from share-based compensation	3,391	—
Minimum tax withholding requirements upon restricted stock unit vesting	(2,724)	—
Principal payments on long-term debt	(6,088)	(5,769)
Net cash flows used in financing activities	(77,699)	(117,066)
Effect of exchange rate changes on cash and cash equivalents	8	207
Net change in cash and cash equivalents	(69,905)	(1,966)
Cash and cash equivalents, beginning of period	130,695	191,008
Cash and cash equivalents, end of period	$60,790	$189,042
Cash paid (received) during the period for:
Interest (including swap settlement)	$55,870	$60,980
Income taxes, net of refunds	(2,058)	7,860
	As of December 31,
Noncash investing activities:	2013	2012
Capital expenditures in current liabilities	$11,826	$13,538

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

The company reports results in four segments - The Art Institutes, Argosy University, Brown Mackie Colleges and South University. The company evaluates segment performance based on EBITDA excluding certain expenses. Adjustments to reconcile segment results to consolidated results are included under the caption “Corporate and Other,” which primarily includes unallocated corporate activity.

EBITDA, a measure used by management to measure operating performance, is defined as net income before net interest expense, income taxes and depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management also presents diluted earnings per share, net income and EBITDA after adjusting for certain expenses, which also are non-GAAP financial measures. Management believes this presentation is also helpful in highlighting trends in our business because it excludes certain expenses management believes are not indicative of ongoing operations. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to similarly titled measures of other companies. A reconciliation of EBITDA excluding certain expenses by segment to consolidated net income (loss) to consolidated net income, excluding certain expenses is detailed below:

Segment Information and Reconciliation of EBITDA to Net Income (Loss) to
Net Income Excluding Certain Expenses
(In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended December 31,			For the Six Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Net revenues:
The Art Institutes	$371,474	$411,533	(9.7)%	$727,989	$791,672	(8.0)%
Argosy University	76,640	92,312	(17.0)%	159,788	174,232	(8.3)%
Brown Mackie Colleges	69,463	78,274	(11.3)%	139,649	152,246	(8.3)%
South University	76,096	72,776	4.6%	146,627	146,309	0.2%
Total EDMC	593,673	654,895	(9.3)%	1,174,053	1,264,459	(7.1)%

EBITDA excluding certain expenses:
The Art Institutes	87,992	113,429	(22.4)%	147,089	182,848	(19.6)%
Argosy University	2,547	15,231	(83.3)%	5,931	15,401	(61.5)%
Brown Mackie Colleges	7,123	8,980	(20.7)%	13,407	18,186	(26.3)%
South University	12,158	9,132	33.1%	17,550	16,364	7.2%
Corporate and other	(22,737)	(23,444)	3.0%	(44,727)	(46,550)	3.9%
Total EDMC	87,083	123,328	(29.4)%	139,250	186,249	(25.2)%

Reconciliation to EBITDA:
Long-lived asset impairments	3,847	—	N/M	3,847	—	N/M
Restructuring	9,452	—	N/M	11,097	9,145	21.3%
Settlement-related costs	5,959	—	N/M	5,959	—	N/M
EBITDA	67,825	123,328	(45.0)%	118,347	177,104	(33.2)%

Reconciliation to net income (loss):
Depreciation and amortization	38,593	39,255	(1.7)%	77,198	83,400	(7.4)%
Net interest expense	31,615	31,009	2.0%	63,481	62,461	1.6%
Income tax expense (benefit)	(3,472)	21,920	(115.8)%	(13,906)	13,192	(205.4)%
Net income (loss)	$1,089	$31,144	(96.5)%	$(8,426)	$18,051	(146.7)%

Long-lived asset impairments, net of tax	$2,308	$—	N/M	$2,308	$—	N/M
Restructuring, net of tax	5,672	—	N/M	6,659	5,488	21.3%
Settlement-related costs, net of tax	3,575	—	N/M	3,575	—	N/M
Loss on disposal of asset, net of tax	—	—	N/M	—	2,753	N/M
Net income, excluding certain expenses	$12,644	$31,144	(59.4)%	$4,116	$26,292	(84.3)%

Diluted earnings (loss) per share	$0.01	$0.25		$(0.07)	$0.14
Diluted earnings per share, excluding certain expenses	$0.10	$0.25		$0.03	$0.21
Weighted average number of diluted shares outstanding, excluding certain expenses	131,010	124,762		129,904	124,620

New Student Enrollment

	For the Three Months Ended December 31,
	2013	2012	% Change
The Art Institutes	12,430	12,240	1.6%
Argosy University	3,260	3,370	(3.3)%
Brown Mackie Colleges	3,450	3,840	(10.2)%
South University	4,680	4,530	3.3%
Total EDMC	23,820	23,980	(0.7)%
The new student enrollment data shown above includes the number of new students who enrolled in fully online programs at The Art Institute of Pittsburgh, Argosy University and South University. Total new students who enrolled in fully online programs for the three months ended Dec. 31, 2013 were approximately 7,170 as compared to 7,270 in the three months ended Dec. 31, 2012.

Average Enrolled Student Body

	For the Three Months Ended December 31,
	2013	2012	% Change
The Art Institutes	64,560	69,400	(7.0)%
Argosy University	23,830	25,530	(6.7)%
Brown Mackie Colleges	16,090	17,520	(8.2)%
South University	18,510	19,030	(2.7)%
Total EDMC	122,990	131,480	(6.5)%
Average enrolled student body is the three month average of the unique students who met attendance requirements within each month of the quarter. The data above includes the number of students enrolled in fully online programs at The Art Institute of Pittsburgh, Argosy University and South University. The average enrolled student body in fully online programs was approximately 29,070 for the three months ended Dec. 31, 2013 as compared to 32,120 in the three months ended Dec. 31, 2012.

For January 2014, starting student body enrollment for Total EDMC was approximately 119,340, a decrease of 7.6% percent from January 2013. Starting student body reflects the campus-based student census after the add/drop period for the first month of the fiscal quarter plus the average of fully online students who met attendance requirements in the third month of the prior fiscal quarter.

About Education Management Corporation
Education Management Corporation (www.edmc.edu), with approximately 125,560 students as of October 2013, is among the largest providers of post-secondary education in North America, based on student enrollment and revenue, with a total of 110 locations in 32 U.S. states and Canada. The company offers academic programs to students through campus-based and online instruction, or through a combination of both. The company is committed to offering quality academic programs and strives to improve the learning experience for its students. Its educational institutions offer students the opportunity to earn undergraduate and graduate degrees and certain specialized non-degree diplomas in a broad range of disciplines, including media arts, health sciences, design, psychology and behavioral sciences, culinary, business, fashion, legal, education and information technology.

Cautionary Statement
This press release includes information that could constitute forward-looking statements with the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are based on information currently available to management, concern the company's strategy, plans, intentions or expectations and typically contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “seeks,” “approximately,” “plans,” "projects," or similar words, although the absence of such words does not mean that any particular statement is not forward-looking. All of the statements included in this press release that relate to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results, including the third quarter and annual outlook for fiscal 2014, and including statements regarding expected enrollment, revenue, expense levels, capital expenditures and earnings, are forward-looking statements, as are any statements concerning the company's expected future operations and performance and other future developments. These and other forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially and unpredictably from any future results, performance or achievements expressed or implied by such forward-looking statements. The company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions, and the company cautions that it is very difficult to predict the impact of unknown factors, and impossible to anticipate all factors, that could affect its actual results. Some of the factors that the company believes could affect its results and that could cause actual results to differ materially from expectations include, but are not limited to: the timing and magnitude of student enrollment and changes in student mix, including the relative proportions of campus-based and online students enrolled in its programs; changes in average registered credits taken by students; student retention; the company's ability to maintain eligibility to participate in Title IV programs; changes in government spending; other changes in its students' ability to access federal and state financial aid, as well as obtain loans from third-party lenders; difficulties the company may face in growing its academic programs; increased or unanticipated legal and regulatory costs; the success of cost-cutting initiatives; the results of program reviews and audits; changes in accreditation standards; the implementation of new operating procedures for the company's fully online programs; the potential impact of the draft gainful employment regulation issued by the U. S. Department of Education on August 30, 2013; adjustments to the company's programmatic offerings to comply with the 90/10 rule; its high degree of leverage and ability to generate sufficient cash to service all of its debt obligations and other liquidity needs; market and credit risks associated with the post-secondary education industry, adverse media coverage of the industry and the overall condition of the industry; changes in the overall U.S. or global economies and access to credit and capital markets; the effects of war, terrorism, natural disasters or other catastrophic events and other risks affecting the company, including but not limited to those described in its periodic reports filed with the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934. Education Management does not undertake any obligation to update any forward-looking statements except as required by securities laws.

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